Exhibit 10.9

AMENDMENT NUMBER THREE

to the

MASTER REPURCHASE AGREEMENT

Dated as of March 24, 2010,

between

SIRVA MORTGAGE, INC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 15th day of September, 2010, between SIRVA MORTGAGE, INC. (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of March 24, 2010, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement to increase the Uncommitted Amount provided under the Agreement and to make certain other modifications requested by the New York State Banking Department, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. (a) Effective as of September 15, 2010, Section 2 of the Agreement is hereby amended by deleting the definition of “Uncommitted Amount” in its entirety and replacing it with the following:

“Uncommitted Amount” shall mean (a) during the period beginning on August 1, 2010 and ending on August 15, 2010, $28,000,000, (b) during the period beginning on August 15, 2010 and ending on September 15, 2010, $30,000,000, and (c) at all other times, $30,000,000.

(b) Effective as of September 15, 2010, Section 2 of the Agreement is hereby amended by deleting the definition of “Wet Loan” in its entirety and replacing it with the following:

“Wet Loan” shall mean a wet-funded first lien Loan which is (i) underwritten in accordance with the Underwriting Guidelines, (ii) purchased by the Buyer from the Seller by delivering funds to the Disbursement Agent subject to the Seller’s obligation to deliver the required Loan Documents within the Wet Loan Maximum Dwell Time and (iii) does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed to an Eligible Loan shall have the following additional characteristics:

(a) the proceeds thereof have been funded by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent from the Seller for such Wet Loan;

(b) Seller shall have obtained an Insured Closing Letter and an Escrow Letter with respect to such Wet Loan, and such letters shall be maintained in the possession of the Seller and provided to Buyer upon request, if required;

(c) the proceeds thereof have not been returned to the Seller or its agent from the Settlement Agent for such Wet Loan;

(d) such Wet Loan has been closed and funded to the order of the Mortgagor;

(e) upon recordation such Loan will constitute a first lien on the premises described therein; and

(f) all required Loan Documents shall have been delivered to the Custodian within ten (10) days of the related Purchase Date.

(c) Effective as of September 15, 2010, Section 2 of the Agreement is hereby amended by adding a new definition of “Wet Loan Maximum Dwell Time” immediately following the definition of “Wet Loan” to read as follows:

“Wet Loan Maximum Dwell Time” shall mean, with respect to any Wet Loan, the period commencing on the related Purchase Date and ending on the tenth (10th) calendar day thereafter.

(d) Effective as of September 15, 2010, Section 3(a) of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Buyer and Seller agree that the Purchased Loans transferred to Buyer in any Transaction hereunder may include Eligible Loans which are Wet Loans (subject to any applicable sub-limits regarding Wet Loans set forth herein or any Program Document; provided that in any event such sub-limit regarding Wet Loans shall not be less than $1,000,000 in the aggregate).”

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Three shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment Number Three shall be effective for only the time period set forth in Section 1 above and shall not be deemed to and shall not, operate as a waiver of any term of the Agreement. Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

SIRVA MORTGAGE, INC.
(Seller)

By:	/s/ Paul Klemme
Name:	Paul Klemme
Title:	President

CITIBANK, N.A.
(Buyer)

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President Citibank N.A.